UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2020

TELA Bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3841	45-5320061
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1 Great Valley Parkway, Suite 24, Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 320-2930

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.001 per share	TELA	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 18, 2020, TELA Bio, Inc. (the “Company”) entered into an Equity Distribution Agreement (the “Agreement”) with Piper Sandler & Co. (the “Agent”) in connection with the establishment of an “at-the-market” offering program under which it may sell up to an aggregate of $50,000,000 of shares of the Company’s common stock, par value $0.001 per share (the “Shares”), from time to time through the Agent, as sales agent (the “Offering”).

Under the Agreement, the Company will set the parameters for the sale of Shares, including the number of Shares to be issued, the time period during which sales are requested to be made, limitations on the number of Shares that may be sold in any one trading day and any minimum price below which sales may not be made. The Agent will use its commercially reasonable efforts to sell the Shares requested by the Company to be sold on its behalf, consistent with the Agent’s normal trading and sales practices, under the terms and subject to the conditions set forth in the Agreement. Sales of the Shares, if any, under the Agreement may be made in transactions that are deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended. The Company will pay the Agent a commission of up to 3.0% of the gross proceeds of any Shares sold through the Agent under the Agreement and has agreed to reimburse the Agent for certain specified expenses. The Agreement contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company and the Agent, other obligations of the parties and termination provisions. The Company has no obligation to sell any of the Shares, and may at any time suspend offers under the Agreement.

The Shares will be offered and sold pursuant to the Company’s Registration Statement on Form S-3 filed by the Company on December 18, 2020 (the “Registration Statement”), and the sales agreement prospectus that forms a part of such Registration Statement, following such time as the Registration Statement is declared effective by the Securities and Exchange Commission.

The Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K (the “Report”). The description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement filed herewith as an exhibit to this Report.

This Report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document
10.1	Equity Distribution Agreement, dated December 18, 2020 (incorporated by reference to Exhibit 1.2 of the Company’s Registration Statement on Form S-3 (File No. 333-251505) filed on December 18, 2020).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELA BIO, INC.

By:	/s/ Antony Koblish
Name:	Antony Koblish
Title:	President, Chief Executive Officer and Director

Date: December 18, 2020